                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MOBILE AMERICA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           MOBILE AMERICA CORPORATION

                           Notice and Proxy Statement

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 23, 1997


To the Holders of Common Stock:

         PLEASE TAKE NOTICE that the annual meeting of shareholders of MOBILE AMERICA CORPORATION will be held on Friday, the 23rd of May, 1997, at 10:00 a.m. local time, at the Company's Headquarters, 100 Fortune Parkway, Jacksonville, Florida 32256.

         The meeting will be held for the following purposes:

         1. To elect a board of seven directors pursuant to the bylaws of the Company;

         2. To approve amending the Mobile America Incentive Plan to include an additional 100,000 shares of common stock and make the 25,000 per person options limit an annual limit;

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on April 4, 1997, are entitled to vote at the annual meeting.

         Shareholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful and your cooperation will be appreciated.

         By order of the Board of Directors,

                                             Carlena E. Purcell
                                             Secretary


Date: April 25, 1997

                           MOBILE AMERICA CORPORATION
                               100 Fortune Parkway
                           Jacksonville, Florida 32256


                                 April 25, 1997


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 23, 1997


         This proxy statement and the enclosed form of proxy are first being sent to shareholders of Mobile America Corporation on or about April 25, 1997, in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of the shareholders of the Company. The meeting will be held on Friday, May 23, 1997, at 10:00 a.m. local time, at the Company's Headquarters, 100 Fortune Parkway, Jacksonville, Florida 32256.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. Revocation of the proxy may be effected in writing or by attendance at the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form or at such time as to render it not votable. A proxy will be considered not votable if it is received unexecuted or if the proxy form or signature thereon is so mutilated or defaced so as to render it illegible.

         The Proxy committee consists of Mr. Allan J. McCorkle, president and a director of the Company, and Carlena E. Purcell, secretary of the Company.

Voting Securities and Principal Holders Thereof

         Each share of common stock entitles its holder to one vote. Shareholders representing a majority of the outstanding common stock must be present to constitute a quorum at the annual shareholders meeting. The affirmative vote by the holders of a majority of the shares of common stock of the Company represented at the meeting and entitled to vote is required for approval of a proposal.

         The record of shareholders entitled to vote at the annual meeting was taken at the close of business on April 4, 1997. As of April 4, 1997, the Company had outstanding and entitled to vote 6,215,812 shares of common stock.

         The following table shows the name, address and beneficial ownership as of March 3, 1997, of each person known to the Company to be the beneficial owner of more than five percent of its outstanding common stock, and for all executive officers and directors of the Company as a group:

Name and Address                         Amount and Nature of                Percent
of Beneficial Owner                     Beneficial Ownership (1)            of Class
-------------------                     ------------------------            --------

Allan J. McCorkle                                2,960,828                     47.34%
100 Fortune Parkway
Jacksonville, Florida
32256


R. Lee Smith                                       363,260                      5.81%
1888 River Road
Jacksonville, Florida
32207


All executive officers and                       3,630,295                     58.04%
directors as a group (a total
of 10 persons)

----------------------------

(1)      All of these shares are held with sole voting and investment power.

Proposal 1:

Nomination and Election of Directors

         At the meeting, a Board of seven Directors will be elected pursuant to the bylaws of the Company to serve for one year and until the election and qualification of their successors. The accompanying proxy will be voted, if authority to do so is not withheld, for the election of Directors of the following persons who have been designated by management as nominees. Each nominee has consented to being named as such in the proxy statement and is at present available for election. If any nominee should become unavailable, the persons voting the accompanying proxy may in their discretion vote for a substitute.

         Information concerning the nominees is set forth below:

                                                                                        Shares of Company
                                                                       Year             Common Stock
                           Offices Held in Company;                    First            Owned Beneficially
                           Principal Occupations                       Became           as of March 1, 1997
Name              Age      During the Past Five Years                  Director         (and % of class) (2)
----              ---      --------------------------                  --------         --------------------
Jack H.           66       President and Chief Executive               1994                      1,000
Chambers                   Officer and Director of Koger                                        (.0001%)
                           Properties from July 1991
                           until December 1993; Real
                           Estate Developer for more
                           than the past five years;
                           Director, Consolidated
                           Tomoka Land Company of
                           Florida.

J. Michael        56       Senior Vice President of G.J.               1994                      2,000
Garrity                    Sullivan Co. since June 1994;                                        (.0003%)
                           Senior Vice President of AON
                           Reinsurance for more than five
                           years until June 1994.

Allan J.          65       Chairman of the Board of Directors          1968                  2,960,828
McCorkle                   for more than the past five years;                                   (47.34%)
                           President and Chief Executive
                           Officer since August 1985.

Thomas J.         54       Vice President and Director;                1980                     19,706
McCorkle                   President of Fortune Life                                            (.0032%)
                           Insurance Company from
                           December 1981 to April 1986;
                           Vice President of Fortune
                           Insurance Company for more
                           than five years until April
                           1986; President of Mobile
                           America Insurance Group
                           since April 1986.

Thomas E.         64       President of Sing Development               1994                      1,500
Perry                      Company since 1990; Executive                                        (.0002%)
                           Vice President, General Manager
                           and Director of Sing Oil Company
                           From 1964 through 1990.

                                                                                        Shares of Company
                                                                       Year             Common Stock
                           Offices Held in Company;                    First            Owned Beneficially
                           Principal Occupations                       Became           as of March 1, 1997
Name              Age      During the Past Five Years                  Director         (and % of class) (2)
----              ---      --------------------------                  --------         --------------------
R. Lee            54       Attorney; member of  R. Lee                 1979                    363,260
Smith                      Smith, P.A. since February                                            (5.81%)
                           1979; President of Fortune Life
                           Insurance Company since April
                           1986.

Robert            63       Senior Vice President and                   1976                    281,841
Thomas, III                Member of the Executive                                               (4.51%)
                           Committee of Poe & Brown, Inc.;
                           Senior Vice President and Director
                           Brown & Brown, Inc., since 1980;
                           Formerly President of MacDuff
                           Insurance, Inc. and MacDuff
                           Underwriters, Inc. since 1971.

(1)      Allan J. McCorkle and Thomas J. McCorkle are brothers.
(2)      All of these shares are owned with sole voting and investment power.

The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of each director. The shares represented by the proxy will be voted "for" the election of directors nominated by the Board of Directors unless authority to do so is withheld. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES.

Executive Officers

         The following table presents the names and ages of all executive officers, all positions and offices held with the company and a brief account of the business experience during the past five years.

                           Date Assumed              Business Experience
Name              Age         Office                 During Past Five Years
----              ---         ------                 ----------------------
Allan J.          65       August, 1985              President and Chief Executive Officer since
McCorkle                                             August 1985; Chairman of the Board of Directors
                                                     for more than the past five years.

                           Date Assumed              Business Experience
Name              Age         Office                 During Past Five Years
----              ---         ------                 ----------------------
Thomas J.         54       July, 1980                Vice President and Director since July 1980;
McCorkle                                             Vice President of Fortune Insurance Company
                                                     for more than five years until April 1986;
                                                     President of Mobile America Insurance Group
                                                     since 1986.

Carlena E.        39       September, 1987           Secretary since September 1987; employed by the
Purcell                                              Company since 1978.

Duane A.          40       August, 1995              Senior Vice President-Operations since August 1995;
Sanders                                              Regional Director/Asst. Vice President Cigna
                                                     Financial Institution Services from June 1994 until
                                                     August 1995; Asst. Vice President Consolidated
                                                     International Insurance Group from May 1993 until
                                                     May 1994; Unit Supervisor, Division Supervisor,
                                                     Division Manager, Senior Financial Business
                                                     Analyst, Product Manager - Progressive Insurance
                                                     from May 1985 until April 1993.

Thomas L.         44       December, 1994            Senior Vice President and Chief Financial Officer
Stinson                                              since February 1997; Vice President - Financial
                                                     Reporting from December 1994 to February 1997;
                                                     Vice President and Chief Financial Officer Pinnacle
                                                     Insurance Company from January 1993 until
                                                     November 1994; Deputy Supervisor, Florida
                                                     Department of Insurance from November 1992 until
                                                     January 1993; Senior Vice President of Accounting -
                                                     First Southern Insurance Company from March 1989
                                                     until November 1992.

         The term of office of each of the executive officers named above expires at the first meeting of the Board of Directors following the annual meeting of the stockholders.

Board of Directors and Committees

         The Board of Directors has an executive committee, consisting of Allan
J. McCorkle, Thomas E. Perry and R. Lee Smith, which is authorized to exercise all of the powers of the Board of Directors when the Board is not in session. One meeting of the executive committee was held in 1996.

         The Board of Directors has an audit committee, consisting of Jack H. Chambers, J. Michael Garrity and Robert Thomas, which met three times during 1996. The audit committee reviewed the scope and results of the audit examination for the Company's previous fiscal year, consulted with the

Company's independent auditors and its internal financial staff with respect to internal accounting systems and controls, and consulted with the Company's independent auditors with regard to the audit plan. In addition, the committee approves the engagement or discharge of the Company's independent auditors and negotiates the fees for the coming year.

         The Company has a Compensation Committee, consisting of J. Michael Garrity, Thomas J. McCorkle and Thomas E. Perry, which met three times during 1996. The compensation committee recommends for approval by the full Board of Directors, the nature and amount of all compensation for executive officers of the Company.

         The Company does not have a standing nominating committee.

         During 1996, the Board of Directors held four meetings. Each director attended 75% or more of the aggregate of the meetings of the board and the committees on which he served.


Compensation Committee Interlocks and Insider Participation

         Thomas J. McCorkle serves on the Compensation Committee of the Board of Directors and also serves as the Company's Vice President.


Supplemental Executive Retirement Plan

         The Company has adopted an unfunded Supplemental Executive Retirement Plan ("SERP") for the Company's executive officers whose accounts are vested under the Company's Money Purchase Pension Plan but who have not participated in such Plan for at least 22 years upon retirement at age 60 or older. A specified percentage of the average annual salary of the officer during the last five years of service before retirement will be paid each year under the SERP, regardless of years of service, as follows: 50% of average annual salary if retirement is at age 60, 55% if retirement is at age 62, and 60% if retirement is at age 65 or older. In addition, following the death of the retired officer, the officer's spouse will receive each year 60% of the annual benefit that the retiree was receiving. These payments will be in addition to benefits paid under the Money Purchase Pension Plan. The following table indicates the benefits that a retired officer would receive under the SERP, based on average annual salary during the five years preceding retirement and age at retirement.

                                      Retirement at
      Final          -------------------------------------------------
     Average             Age                Age                Age
     Salary              60                 62               65 + over
----------------------------------------------------------------------
    $100,000         $ 50,000           $ 55,000             $ 60,000
     125,000           62,500             68,750               75,000
     150,000           75,000             82,500               90,000
     200,000          100,000            110,000              120,000
     250,000          125,000            137,500              150,000
     300,000          150,000            165,000              180,000
     350,000          175,000            192,500              210,000
     400,000          200,000            220,000              240,000
     450,000          225,000            247,500              270,000
     500,000          250,000            275,000              300,000

Executive Compensation

Summary of Cash and Certain Other Compensation

         The following table sets forth information with respect to the compensation paid by the Company and its subsidiaries for the last three fiscal years, to the Chief Executive Officer and each of the four most highly paid compensated executive officers of the Company in all capacities in which they served, when the annual salary and bonus exceeded $100,000 for fiscal 1996.




                           Summary Compensation Table

------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
                                                                         ---------------------------------
                                          Annual Compensation                     Awards           Payouts
                                ---------------------------------------- ---------------------------------
                                                                         Restricted
                                                                            Stock     Options        LTIP    All Other
Name and Position               Year      Salary        Bonus      Other    Awards     SAR's       Payouts  Compensation
------------------------------------------------------------------------------------------------------------------------
Allan J. McCorkle               1996     $413,953     $132,565      None     None     15,000(2)     None     $12,126(1)
Chairman, President and         1995      402,666       96,763      None     None     25,000        None      12,126(1)
Chief Executive Officer         1994      389,874      111,222      None     None       None        None      12,126(1)

Thomas J. McCorkle              1996     $114,043     $ 33,142      None     None      5,000        None     $11,884(1)
Vice President                  1995      108,612       24,191      None     None     10,000        None      10,647(1)
                                1994      106,687       27,806      None     None       None        None      10,792(1)

Duane A. Sanders                1996     $117,413     $ 11,441      None     None      5,000        None     $10,307(1)
Vice President                  1995       40,000         None      None     None     10,000        None       2,666(1)
                                1994        n/a          n/a                                                   n/a
------------------------------------------------------------------------------------------------------------------------

(1) Company contribution to the individuals account in the Company's money purchase pension plan.
(2) Options were granted subject to shareholder approval of an amendment to the Incentive Plan changing the 25,000 per person option limit to an annual limit.

         There are no employment contracts outstanding on any of the officers of the Company or its subsidiaries.


Options

         The following table sets forth information concerning options granted during the year ended December 31, 1996 under the Company's Incentive Plan to the executives named in the

Summary Compensation Table above. The Company did not grant any stock appreciation rights during the year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable
                                                                                      Value at Assumed Annual
                                                                                       Rates of Stock Price
                                                                                      Appreciation for Option
                                          Individual Grants                                     Term
                       -------------------------------------------------------        -----------------------
                                    Percentage of
                         Number     Total Options
                           Of         Granted to
                        Options      Employees in     Exercise      Expiration
       Name             Granted         1996 (1)       Price           Date               5%            10%
-------------------------------------------------------------------------------------------------------------
Allan J. McCorkle      15,000(2)(3)      22.22%        $10.25        08/09/2006        $96,750       $245,100

Thomas J. McCorkle      5,000(2)          7.41%         10.25        08/09/2006         32,250         81,700

Duane A. Sanders        5,000(4)          7.41%         10.25        08/09/2006         32,250         81,700
-------------------------------------------------------------------------------------------------------------


(1) A total of 67,500 options were granted to key employees in 1996 under the Company's Incentive Plan.
(2)      All options granted are fully vested.
(3) Options were granted subject to shareholder approval of an amendment to the Incentive Plan changing the 25,000 per person option limit to an annual limit.
(4) Options vest 20% annually beginning on the first anniversary date of grant.

         The following table sets forth information concerning the value of unexercised options as of December 31, 1996 held by the executives named in the Summary Compensation Table above. No options were exercised by such persons during 1996.

                          OPTION YEAR-END VALUES TABLE

                                                            Value of Unexercised
                            Number of Unexercised          In-the-Money Options at
                         Options at December 31, 1996          December 31, 1996
Name                       Exercisable/Unexercisable       Exercisable/Unexercisable
----                       -------------------------       -------------------------
Allan J. McCorkle            25,000        15,000(1)          $22,000       $ 3,750

Thomas J. McCorkle           15,000                           $10,050

Duane A. Sanders              2,000        13,000             $ 2,240       $10,210

--------------------
(1) Options subject to shareholder approval of amendments making the 25,000 per person option limit an annual limit.


Directors' Compensation

         In 1996, each outside director of the Company was paid $1,000 for each Board of

Directors meeting and $500 for each Board Committee meeting attended. Such amounts have been included in the cash compensation table above with respect to the individuals named who are directors.

         No director or officer or any members of their immediate family had any material interest, direct or indirect, in any business transaction of the Company or its subsidiaries for the year ended December 31, 1996 or in any proposed transactions. The Company engages in routine business transactions with certain directors of the Company involving less than $60,000 each, and the terms of these transactions are as favorable to the Company as could be obtained from unrelated parties.


Compensation Committee Report

         The Company's Compensation Committee establishes, and recommends for approval by the full Board of Directors, the compensation to executive officers of the Company as well as approving the Company's annual bonus pool in order to attract and motivate management to enhance shareholder value.

         The Committee's decisions on compensation for the Chief Executive Officer are ultimately subjective, based on consideration of several factors:
(I) historic salary increments, (ii) annual performance of individual and (iii) Company performance as measured by the return on equity and increase in the value of the Company's stock.

         Annual performance incentive compensation by way of cash bonuses is established by the Company's ultimate results for each fiscal year, compared with previously targeted objectives. The combination of base compensation and cash bonuses provides a level of risk and opportunity that encourages management performance in the achievement of the Company's long-term objectives and goals.

         The committee approved a 6% increase in Mr. Allan McCorkle's base compensation in August of 1996 to $438,790, however, Mr. McCorkle declined the increase and remains at his previous salary of $413,953.

                                             MOBILE AMERICA CORPORATION
                                             COMPENSATION COMMITTEE

                                             Thomas E. Perry, Chairman
                                             J. Michael Garrity
                                             Thomas J. McCorkle

Performance Graph

         The performance graph set forth below compares the cumulative total shareholder return on the Company's common stock with the Nasdaq Index and Nasdaq Insurance Index for the years 1991 through 1996.


                                     [GRAPH]


CRSP Total Returns Index for:                     12/31/91   12/31/92   12/31/93   12/30/94   12/29/95   12/31/96
-----------------------------                     --------   --------   --------   --------   --------   --------
MOBILE AMERICAN CORPORATION                         100.0      191.2      275.0      112.0      199.2      208.1
Nasdaq Stock Market (US Companies)                  100.0      116.4      133.6      130.6      184.7      227.2
Nasdaq Insurance Stocks                             100.0      135.3      144.8      136.3      193.6      220.6
SIC 6310-6319, 6330-6339 US & Foreign

    Assume $100 invested on December 31, 1991 in the Company's common stock,
                Nasdaq Stock Market and Nasdaq Insurance Stocks.


Proposal 2:

Mobile America Corporation Incentive Plan

         In August 1996, the Company's Board of Directors adopted, subject to stockholder approval, amendments to the Mobile America Corporation Incentive Plan (the "Plan") increasing the number of shares authorized for issuance under the Plan by 100,000 to a total of 300,000 shares and changing the 25,000 per person option limit to an annual limit. The Board of Directors believes that the increase in authorized shares is desirable because of the need to continue to attract and retain key employees through the grant of awards under the Plan. The Board of Directors believes that the 25,000 per person option limit included as part of the original Plan was too restrictive and that making the limit an annual limit will enable the Plan to better fulfill its purpose of motivating key employees who are in a position to contribute materially to the Company's success. Mr. Allan J. McCorkle, the Company's Chairman, President and Chief Executive Officer, received a grant of 15,000 options in August 1996 (in addition to the 25,000 options he previously received), subject to shareholder approval of the amendment changing the limit to an annual limit.

SUMMARY OF PLAN

         PURPOSE; ELIGIBILITY. The purpose of the Plan is to assist the Company in attracting and retaining key employees and directors who will contribute to the Company's success, and motivating such persons in a manner that will align their interests with those of the Company's stockholders. Key employees and directors of the Company are eligible to receive awards under the Plan. As of March 3, 1997, there were approximately ten key employees of the Company (including executive officers and inside directors) and five non-employee directors considered eligible to receive awards under the Plan.

         ADMINISTRATION. The Plan is administered as to key employees by a committee of at least two non-employee directors who must qualify as "disinterested" persons under Rule 16b-3 under the Securities Exchange Act of 1934 and as "outside directors" under 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and is administered as to non-employee directors by a committee of at least two directors who also are Company employees. Subject to the provision of the Plan, the committees determine, as to the respective segments of the plan they administer, who qualifies for awards, the type, timing and expiration dates of awards, vesting schedules and other terms and conditions of awards. All awards are non-transferable.

         STOCK OPTIONS. Options awarded under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), which permits the deferral of taxable income related to the exercise of such options, or non-qualified options not entitled to such deferral. The committees determine the exercise price of options, which cannot be less than 100% of the fair market value of the common stock on the date of grant, expiration dates and other terms and conditions of options, including whether the option exercise price may be paid in share of common stock of the Company. Under the Code, only employees may receive incentive options, which cannot have a term of more than 10 years. In the case of an incentive option granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of the Company, the exercise price must be at least 110% of the fair market value of the common stock on the date of grant and the option term cannot exceed five years. Incentive options may be granted only within 10 years from the date of adoption of the Plan. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive options may be granted to any one individual under the Plan, or any other plan of the Company or any parent or subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. Pursuant to amendments being submitted for shareholder approval hereby, no participant may receive options or stock appreciation rights under the Plan for an aggregate of more than 25,000 shares during any single year (the 25,000 option limit applied throughout the life of the Plan before such amendments).

         As of March 3, 1997, there were outstanding non-qualified options to acquire 100,000 shares of common stock and incentive options to acquire 53,750 shares of common stock. See the "Options" tables under "Executive Compensation" above for information on options granted to the Company's executive officers named in the Summary Compensation Table. The following table sets forth information concerning options held by the groups listed therein:

           Group (1)                       Non-qualified Options            Incentive Options
           ---------                       ---------------------            -----------------
All current executive officers                     40,000                         49,750

All current non-employee directors                 60,000                            -0-

All other employees                                   -0-                          4,000

---------------------------------
[(1) No recipients of awards are associates of either directors or executive officers of the Company. No persons other than (i) those shown on the "Options" tables under "Executive Compensation" and (ii) the Company's outside directors, hold 5% or more of the total options outstanding under the Plan.]

         The number of options awarded to each participant was based on the recipient's potential ability to contribute to the Company's success, including position within the Company, and, in a number of instances, previous length of service with the Company.

         All outstanding options have exercise prices equal to the fair market value of the common stock on the date of grant, ranging from $9.38 per share to $10.25 per share.

         The following table sets forth information relating to outstanding options:

                                     Outstanding Options
                             -------------------------------------
       Type                  No. Of Shares          Exercise Price
       ----                  -------------          --------------
Non-qualified options           60,000                 $ 9.62
Non-qualified options           40,000                  10.25
Incentive options               10,000                   9.38
Incentive options               16,250                   9.62
Incentive options               27,500                  10.25


         Approximately 63% of all outstanding options awarded under the Plan were fully vested and exercisable on the grant dates. The remaining outstanding options vest 20% annually beginning on the first anniversary date of grant. Outstanding options expire if not exercised prior to the tenth anniversary date of grant. The option exercise price may be paid in whole or in part in shares of common stock, valued at their closing sale price on the date of exercise.

         As of March 3, 1997 the closing sale price of the common stock on the Nasdaq National Market was $12.25 per share.

         OTHER TYPES OF AWARDS. The Plan also permits the award of other stock-based awards, including stock appreciation rights ("SARs") and restricted stock awards. An SAR entitles the recipient to receive the difference between the fair market value of the common stock on the date of exercise and the SAR price, in cash or in shares of common stock, or a combination of both, as determined in the discretion of the committee awarding the SAR. Restricted stock awards entitle the recipient to receive shares of common stock, subject to forfeiture restrictions that lapse over time or upon the occurrence of events specified by the committee making the award, with the shares required to be forfeited if the recipient ceases to be an employee or a director of the Company, as the case may be, before the restrictions lapse.

         FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. An optionee does not recognize income for federal income tax purposes upon the grant of a non-qualified option but must recognize ordinary income upon exercise, to the extent of the excess of the fair market value of the underlying shares of common stock on the date of exercise over the exercise price. The amount of compensation includable in gross income by an optionee is deductible by the Company during the Company's taxable year in which the income is includable by the optionee provided among other things that the applicable information reporting requirements are satisfied. Upon the sale of shares acquired pursuant to the exercise of non-qualified options, the optionee recognizes capital gain or loss to the extent the amount realized exceeds the fair market value of the shares on the date of exercise. If an optionee pays the exercise price of a non-qualified option solely with cash, the tax basis of the shares received will equal the sum of the cash plus the amount of compensation income includable by the optionee as a result of the exercise.

         The holder of an incentive option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option, if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition. If an optionee pays the exercise price of an incentive option solely with cash, the optionee's tax basis in the stock received is equal to the amount of cash paid.

         If the employee pays the exercise price with shares of Common Stock, the employee should not recognize capital gain or loss on the shares delivered in payment of the exercise price, and the employee's basis in the number of shares purchased upon exercise equal to the number of shares exchanged will be equal to the employee's original basis in the shares exchanged. The employee's basis in any shares purchased upon exercise in excess of that amount will be the fair market value of the Common Stock on the date of exercise.

         The amendments increasing the number of shares covered by the Plan from 200,000 to 300,000 shares and making the 25,000 per person option limit an annual limit will be adopted if a majority of the shares voted at the annual meeting with respect to the Plan are voted for approval thereof. Proxies will be so voted unless shareholders specify a contrary choice. For this purpose, abstentions and broker "non-votes" will not be counted. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENT.


Independent Certified Public Accountants

         The accounting firm of Cherry, Bekaert & Holland L.L.P., have acted as the Company's independent certified public accountant since fiscal 1987. A representative of that firm is expected to be present at the meeting and will be afforded the opportunity to make a statement if he so desires and will also be available to respond to appropriate questions.

         Professional services provided by Cherry, Bekaert & Holland L.L.P., consisted of audit services, including the examination of the financial statements of the Company and its subsidiaries, and assistance and consultation in connection with filings with the Securities and Exchange Commission.

         The Company has not selected its independent accountants for the current fiscal year. Such selection will be made after the consideration and recommendation by the audit committee of the Board of Directors.


Annual Report

         A copy of the Company's annual report for the fiscal year ended December 31, 1996 accompanies this proxy statement. Any shareholder who does not receive a copy may obtain one by writing the Chief Financial Officer at 100 Fortune Parkway, Jacksonville, Florida 32256.


Other Matters

         Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.


Expenses of Solicitation

         The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense for sending proxy material to principals and obtaining their proxies.

Shareholder Proposals

         Any shareholder desiring to present a proposal for action at the annual meeting of shareholders which is expected to be held at the end of May, 1998, and desiring that such proposal be included in the Company's proxy material, should submit a written copy of such proposal to the Company's principal offices not later than December 26, 1997. Such proposal should be submitted by certified mail, return receipt requested, and should in all respects comply with applicable proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials. Proposals should be directed to the attention of the Secretary.

         Shareholders are urged to specify their choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful and your cooperation will be appreciated.









Dated: April 25, 1997

                                                                      APPENDIX A

                                                                Please mark
                                                              your votes as  [X]
                                                               indicated in
                                                               this example

1. ELECTION OF DIRECTORS                     NOMINEES: Jack H. Chambers,
                                                       J. Michael Garrity,
        FOR                WITHHOLD                    Allan J. McCorkle,
    all nominees          AUTHORITY                    Thomas J. McCorkle,
listed to the right    to vote for all                 Thomas E. Perry,
(except as marked      nominees listed                 R. Lee Smith,
 to the contrary)        to the right                  Robert Thomas, III.

        [ ]                  [ ]

To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.


________________________________________________________________________________

2. APPROVAL OF AMENDMENT TO INCENTIVE PLAN

In August 1996, The Company's Board of Directors adopted, subject to stockholder approval, amendments to the Mobile America Corporation Incentive Plan (The "Plan") increasing the number of shares authorized for issuance under the Plan by 100,000 to a total of 300,000 shares and changing the 25,000 per person option limit to an annual limit.

               FOR               AGAINST                    ABSTAIN
               [ ]                 [ ]                        [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.




         If any other matter requiring a vote of the shareholders arises, the Proxies are authorized to vote upon the matters in accordance with their best judgement in the interest of the Corporation.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

         Please sign exactly as names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:___________________________________________, 1997


_______________________________________________________
                      Signature


_______________________________________________________
              Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                            - FOLD AND DETACH HERE -

                           MOBILE AMERICA CORPORATION
                              100 FORTUNE PARKWAY
                          JACKSONVILLE, FLORIDA 32256

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 23, 1997


The undersigned hereby appoints Allan J. McCorkle and Carlena E. Purcell, and each or either of them, as Proxies, each with full power to appoint a substitute, and hereby authorizes them or either of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Mobile America Corporation held on record by the undersigned on April 4, 1997, at the annual meeting of shareholders to be held on May 23, 1997, or any adjournment thereof.


      (Continued, and to be marked, dated and signed, on the reverse side)



                            - FOLD AND DETACH HERE -